Exhibit 10.9

AMENDMENT NO 2 TO
FULTON FINANCIAL CORPORATION
AMENDED AND RESTATED
EQUITY AND CASH INCENTIVE COMPENSATION PLAN
Effective Date January 1, 2018
This Amendment No. 2 amends the Fulton Financial Corporation Amended and Restated Equity and Cash Incentive Compensation Plan, effective beginning April 29, 2013, as amended July 1, 2016 (as amended, the “Plan”).
WHEREAS, Fulton Financial Corporation (the “Company”) desires to amend the Plan to revise: (a) the definitions of “Cause” and “Change in Control” to harmonize such definitions with the definitions used in the Company’s agreements with executive officers and other employees; (b) the tax withholding language to reflect changes in regulations; and (c) the vesting provisions to make explicit in the Plan the requirement of continued service on the part of the Participant to retain awards made under the Plan.
WHEREAS, pursuant to Section 16.01 of the Plan, the Human Resources Committee of the Board of Directors (the “Committee”) has the authority to make such amendments to the Plan.
WHEREAS, the Committee has received advice from the Company’s counsel and outside counsel that the amendments do not require the approval of shareholders under existing laws, rules and regulations of the Securities and Exchange Commission or NASDAQ.
NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2018 as follows.

1.	Section 2.06 is hereby amended and restated to read in its entirety as follows:
“2.06    “Business Combination” has the meaning set forth in Section 2.08(c).”

2.	Section 2.07 is hereby amended and restated to read in its entirety as follows:
“2.07    “Cause” means with respect to any Employee:
(a)    Employee shall have committed a felony, or misdemeanor resulting or intending to result directly or indirectly in gain or personal enrichment to the Employee;
(b)    Employee’s use of alcohol or other drugs which interferes with the performance by the Employee of Employee’s duties;
(c)    Employee shall have deliberately and intentionally refused or otherwise failed (for reasons other than incapacity due to accident or physical or mental illness) to substantially perform any of Employee’s duties to the Company or an Affiliate, with such refusal or failure continuing for a period of at least thirty (30) consecutive days following the receipt by Employee of written notice from the Company or Affiliate setting forth in detail the facts upon which the Company or Affiliate relies in concluding that Employee has deliberately and intentionally refused or failed to perform such duties;

(d)    Employee’s conduct that brings public discredit on or injures the reputation of the Company and/or its Affiliates, in the reasonable opinion of the Board or a committee of the Board; or
(e)    the Company or an Affiliate is legally precluded from employing Employee for the position and duties described in the Employee’s employment agreement with the Company or an Affiliate.
The Committee may determine that a Consultant is terminated for Cause as a result of a violation of the Company’s Code of Conduct (or similar code of conduct maintained by an Affiliate). For purposes of the Plan, the Committee shall determine the effect of all matters and questions relating to whether an Employee has been discharged for Cause, including but not limited to terminations pursuant to the Company’s Code of Conduct.”

3.	Section 2.08 is hereby amended and restated to read in its entirety as follows:

“2.08    “Change in Control” of the Company shall be deemed to have occurred when:
(a)during any period of not more than thirty-six (36) months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that (i) any person becoming a director subsequent to the beginning of the period, whose nomination for election or appointment was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the Company’s proxy statement in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; and (ii) no individual initially nominated or appointed as a result of an actual or publicly threatened election contest or pursuant to a negotiated agreement with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b)the acquisition by any person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) of beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), of the Company’s capital stock entitled to thirty percent (30%) or more of the outstanding voting power of all capital stock of the Company eligible to vote for the election of the Board (“Voting Securities”); provided, however, that the event described in this paragraph (b) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Voting Securities: (i) by the Company or an Affiliate, including purchases pursuant to a stock repurchase plan, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) of this definition);

(c)the consummation of a merger, consolidation, division, statutory share exchange, or any other transaction or a series of transactions outside the ordinary course of business involving the Company (a “Business Combination”), unless immediately following such Business Combination: (i)  more than fifty percent (50%) of the total voting power of (x) the entity resulting from such Business Combination, or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least ninety-five percent (95%) of the voting power of such resulting entity (either, as applicable, the “Surviving Entity”), is represented by Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity), is or becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity and (iii) at least a majority of the members of the board of directors of the Surviving Entity following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) of this paragraph (c) will be deemed to be a “Non‑ Qualifying Transaction”);

(d)the consummation of a sale of all or substantially all of the assets of the Company (other than to a wholly owned subsidiary of the Company); or

(e)the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company.

Actions taken by the Company to merge, consolidate, liquidate or otherwise reorganize one or more of its subsidiaries or affiliates shall not constitute a Change in Control for purposes of this Agreement.

4.	Section 2.24 is hereby amended and restated to read in its entirety as follows:

“2.24    “Exchange Act” has the meaning set forth in Section 2.08(b).”

5.	Section 11.01 is hereby amended and restated to read in its entirety as follows:

“11.01    General. The Committee shall specify the vesting schedule or conditions of each Award. Unless the Committee specifies a different vesting schedule or terms and conditions at the Date of Grant, the terms of this Article 11 shall apply. It shall be a condition to the vesting of any Award made under this Plan, whether or not set forth in an Award Agreement, that the Participant render Continuous Service to the Company or an Affiliate through the applicable vesting date or dates.”

6.	Article 15 is hereby amended and restated to read in its entirety as follows:

“Article 15. Tax Withholding. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant shall satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant as a result of the Exercise or acquisition of Shares under the Award to the maximum extent permitted by law or regulation; or (c) delivering to the Company previously owned and unencumbered Shares of the Company.”
All other provisions of the Plan, except as amended herein, remain in full force and effect.
IN WITNESS WHEREOF, this Amendment No. 2 is executed by this 20th day of December, 2017.
FULTON FINANCIAL CORPORATION

By: __/s/ Bernadette M. Taylor______________
Name: Bernadette M. Taylor
Title:     Senior Executive Vice President and
Chief Human Resources Officer